Exhibit 23.3





CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this registration statement of The Macerich Company on Form S-3 of our report dated September 30, 1996 relating to the Statement of Revenues and Direct Operating Expenses of Valley View Center.




Price Waterhouse LLP
Chicago, Illinois
February 3, 1997